                                               Filed pursuant to Rule 424 (b)(3)
                                               Registration No. 333-70639

                             [CHASE MANHATTAN LOGO]

                        THE CHASE MANHATTAN CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS

Affiliates of The Chase Manhattan Corporation, including Chase Securities Inc., may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities, preferred stock or depositary shares of The Chase Manhattan Corporation or warrants to purchase those debt securities, shares of preferred stock or depository shares. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

DEBT SECURITIES                                               TICKER SYMBOL
---------------                                               -------------
7 3/4% Subordinated Notes Due 1999..........................      CMBOY
8% Subordinated Notes Due 1999..............................       CMBO
7 1/2% Subordinated Notes Due 2003..........................       CMBS
Floating Rate Subordinated Notes Due 2003...................      CMBSX
Floating Rate Subordinated Notes Due August 1, 2003.........      CMBSY
7 7/8% Subordinated Notes Due 2004..........................      CMBTX
8% Subordinated Notes Due 2004..............................       CMBT
6 1/2% Subordinated Notes Due 2005..........................       CMBU
6 1/4% Subordinated Notes Due 2006..........................       CMBV
6 1/8% Subordinated Notes Due 2008..........................      CMBAX
6 3/4% Subordinated Notes Due 2008..........................      CMBAA
6 1/2% Subordinated Notes Due 2009..........................      CMBBB

Of the series of preferred stock issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

PREFERRED STOCK                                               TICKER SYMBOL
---------------                                               -------------
9.76% Cumulative Preferred Stock............................     CMBPRB
10.84% Cumulative Preferred Stock...........................     CMBPRC
10.96% Cumulative Preferred Stock...........................     CMBPRG
Adjustable Rate Cumulative Preferred Stock, Series L........     CMBPRL
Adjustable Rate Cumulative Preferred Stock, Series N........     CMBPRN

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This prospectus is dated January 29, 1999.

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

WE ARE OFFERING TO SELL THESE SECURITIES ONLY IN PLACES WHERE SALES ARE
PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS DATE.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Where You Can Find More Information About
  the Company............................       3
The Chase Manhattan Corporation..........       4
Consolidated Ratios of Earnings to Fixed
  Charges and Preferred Stock Dividend
  Requirements...........................       5
Description of Company Debt Securities...       5
Description of Heritage Chase Debt
  Securities.............................      19
Description of MHC Subordinated
  Securities.............................      26
Permanent Global Debt Securities.........      28
Description of Capital Stock.............      30
Experts..................................      34

                            WHERE YOU CAN FIND MORE
                         INFORMATION ABOUT THE COMPANY

The Chase Manhattan Corporation (the "Company", which may be referred to as "we" or "us") files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed;

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          (c) Current Reports on Form 8-K filed on January 21, 1998, January 28, 1998, March 17, 1998, April 24, 1998, May 20, 1998, June 15, 1998, July 24,
     1998, July 30, 1998, September 2, 1998, September 8, 1998, September 11, 1998, September 29, 1998, October 23, 1998, November 18, 1998,
     December 16, 1998 and January 22, 1999.

          (d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     The Chase Manhattan Corporation
     270 Park Avenue
     New York, NY 10017
     212-270-4040

                        THE CHASE MANHATTAN CORPORATION

GENERAL

The Company is a bank holding company registered under the Bank Holding Company Act of 1956. We were organized as a Delaware corporation in 1968. As of September 30, 1998, we were one of the largest banking institutions in the United States, with $356 billion in assets and $23 billion in stockholders' equity.

Through our subsidiaries, we conduct domestic and international financial services businesses. Our principal bank subsidiaries are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), Chase Manhattan Bank USA, National Association, headquartered in Delaware ("Chase USA"), and Chase Bank of Texas, National Association, headquartered in Texas ("Chase Texas"). Our principal non-bank subsidiary is Chase Securities Inc. ("CSI"), which is engaged in securities underwriting and dealing.

BUSINESS

Our activities are internally organized, for operating purposes, into three major business franchises. A brief description of these business franchises is presented below.

  Global Banking

Our Global Banking business included, as of September 30, 1998:

- Global Markets, which conducts trading and sales of foreign exchange, derivatives, fixed income securities and commodities and our asset/liability management activities;

- Global Investment Banking, which provides financing and advisory services to corporations, financial institutions, financial sponsors and governments;

- Corporate Lending, which provides credit and lending services to clients globally;

- Chase Capital Partners, which provides equity and mezzanine financing in the United States and abroad;

- Global Asset Management and Private Banking, which serves high net worth individuals and families, and institutional, mutual fund and self-directed investors located throughout the world;

- Middle Market, which provides financial services to companies with annual sales ranging from $10 million to $500 million; and

- Chase Texas (other than its consumer and global services businesses), which is the primary bank for more corporations than any other bank in Texas.

  National Consumer Services

Our National Consumer Services business included, as of September 30, 1998:

- Cardmember Services, which includes the fourth-largest bank credit card issuer in the U.S. as of September 30, 1998, as well as Chase's international consumer business;

- Regional Consumer Banking, which maintains a leading share of primary banking relationships among consumers and small businesses in the New York metropolitan tri-state area and which also includes the consumer business of Chase Texas;

- Chase Home Finance, which is the third largest originator and fourth largest servicer of residential mortgage loans in the U.S. as of September 30, 1998; and

- Diversified Consumer Services, a leading provider of automobile financing, student lending and unsecured consumer lending.

  Chase Technology Solutions

Chase Technology solutions combines Chase's Global Services businesses, Information Technology and Operations and Electronic Commerce initiatives into a single group. Global Services is a leading provider of information and transaction services globally and includes custody, cash management, trust and other fiduciary services.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

                                        NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                       -------------   ------------------------------------
                                           1998        1997    1996    1995    1994    1993
                                           ----        ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.....      1.77        1.82    1.66    1.90    1.86    1.62
  Including Interest on Deposits.....      1.39        1.43    1.32    1.41    1.42    1.31
Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements:
  Excluding Interest on Deposits.....      1.74        1.77    1.60    1.82    1.76    1.52
  Including Interest on Deposits.....      1.38        1.41    1.30    1.38    1.38    1.27

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                             DESCRIPTION OF COMPANY
                                DEBT SECURITIES

The Company, which includes Chemical Banking Corporation prior to its merger with The Chase Manhattan Corporation ("heritage Chase"), has issued debt securities (the "Company Debt Securities") from time to time, including senior debt securities (the "Company Senior Securities") and subordinated debt securities (the "Company Subordinated Securities"). The following summary of certain provisions of the Company Debt Securities and the indentures under which they were issued (the "Company Indentures") is not complete. You should refer to the Company Indentures, copies of which are exhibits to the registration statement of which this prospectus is a part (Registration Statement File No. 333-70639; the "registration statement"). Section references below are to the section in the applicable Company Indenture. The Company Debt Securities, together with the other debt securities covered by this prospectus are referred to as the "Debt Securities."

GENERAL

We have issued the Company Senior Securities under an Indenture, dated as of December 1, 1989 (the "Company Senior Indenture"), between us and Bankers Trust Company, as trustee. We have issued the Company Subordinated Securities under an Indenture, as amended and restated as of December 15, 1992 (the "Company Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee. The Company Debt Securities may be offered together with warrants to purchase the Company Debt Securities, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock or currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies. A supplement to this prospectus will describe the specific terms of any warrants that may be issued.

Neither Company Indenture limits the amount of Company Debt Securities that we may issue. Each Company Indenture provides that we may issue Company Debt Securities up to the principal amount we authorize from time to time.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the Company Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that the Company may itself be recognized, and receives payment, as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than the Company include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

We have issued the Company Debt Securities only in fully registered form without coupons. We may have issued some of the Company Debt Securities only as permanent global Company Debt Securities. See "Permanent Global Debt Securities" below. You will not be required to pay a service charge for any transfer or exchange of the Company Debt Securities, but we may require payment of any taxes or other governmental charges.

Unless a particular issue of Company Debt Securities is represented by a permanent global note, we will pay the principal of (and premium, if any) and interest, if any, on the Company Debt Securities at the corporate trust office of the Bank in New York City. You may also make transfers or exchanges of the Company Debt Securities at that location. We also have the right to pay interest on any Company Debt Securities by check mailed to the registered holders of the Company Debt Securities at their registered addresses. In connection with any payment on a Company Debt Security, we may require the holder to certify information to the Company. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

We may have issued some of the Company Debt Securities as original issue discount Company Debt Securities. Original issue discount Company Debt Securities bear no interest or bear interest at a below-market rate and will be sold at a discount below their stated principal amount. Persons considering the purchase, ownership or disposition of such original issue discount Company Debt Securities should consult their own tax advisors concerning the United States Federal income tax consequences to them with regard to the purchase, ownership or disposition of those securities in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Neither Company Indenture limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither Company Indenture provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of the Company.

COMPANY SENIOR SECURITIES

The Company Senior Securities are direct, unsecured general obligations of the Company and constitute Senior Indebtedness having the same rank as our other Senior Indebtedness. For a definition of Senior Indebtedness, see "Description of Company Debt Securities -- Company Subordinated Securities -- Subordination" below.

Limitation on Disposition of Stock of the Bank. The Company Senior Indenture contains a covenant by us that, so long as any of the Company Senior Securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to the Company or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary. However, this covenant is subject to our rights in connection with our consolidation or merger with or into another person or a sale of our assets. These restrictions also will not apply if (1) the disposition of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, is made for fair market value, as determined by the board of directors of the Company or the Intermediate Subsidiary, and (2) after giving effect to the transaction, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank free and clear of any security interest. The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation the Company, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing. The Company Senior Indenture defines an Intermediate Subsidiary as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and (2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by the Company, free and clear of any security interest. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Company Senior Indenture. (Section 1006).

Events of Default. The Company Senior Indenture defines an event of default with respect to any series of Company Senior Securities as any one of the following events:

          (1) default in the payment of interest on any Company Senior Security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of (or premium, if any, on) any Company Senior Security of that series at maturity;

          (3) default in the deposit of any sinking fund payment and continuance of that default for 5 days;

          (4) failure by the Company for 60 days after notice to perform any of the other covenants or warranties in the Company Senior Indenture applicable to that series;

          (5) (A) failure by the Company to pay indebtedness for money borrowed by the Company, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any of the Company's indebtedness for money borrowed by the Company, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to or securing the indebtedness for money borrowed by Chase and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;

          (6) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

          (7) any other event of default specified with respect to Company Senior Securities of that series. (Section 501).

If any event of default with respect to Company Senior Securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount (or, if the Company Senior Securities of that series are original issue discount securities, a specified portion of the principal amount) of all Company Senior Securities of that series to be due and payable immediately. No such declaration is required upon certain events of bankruptcy. Subject to certain conditions, the holders of a majority in principal amount of the outstanding Company Senior Securities of that series may annul the declaration and waive past defaults (except uncured payment defaults and certain other specified defaults) (Sections 502 and 513).

The Company Senior Indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Company Senior Securities, give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 60 days after the occurrence of a default in the performance of a covenant in the Company Senior Indenture other than a covenant to make payment. The term "default" for the purpose only of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to Company Senior Securities of that series. (Section 602).

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Senior Indenture at the request or direction of any of the holders of Senior Securities, unless the holders have offered to the trustee reasonable security or indemnity. (Section 603). The Company Senior Indenture provides that the holders of a majority in principal amount of outstanding Company Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the Company Senior Indenture. (Section 512).

The Company Senior Indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1007).

Defeasance and Covenant Defeasance. The Company Senior Indenture contains a provision that, if made applicable to any series of Company Senior Securities, permits the Company to elect (1) defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any Company Senior Securities of that series then outstanding, and/or (2) covenant defeasance, which would release us from our obligations under certain covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants or a cross-default. To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those Company Senior Securities. As used in the Company Senior Indenture, U.S. Government Obligations are (A) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that is or is guaranteed as a full faith and credit obligation of the United States and that is not redeemable by the issuer and (B) certain depositary receipts with respect to an obligation referred to in Clause (A).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of Company Senior Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable Federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of Company Senior Securities, then even if there were a default under the related covenant, payment of those Company Senior Securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of Company Senior Securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those Company Senior Securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on those Company Senior Securities. This is because the required deposit of money and/or U.S. Government Obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding Company Senior Securities affected by the modification. However, without the consent of each affected holder, no such modification may:

- change the stated maturity of any Company Senior Security;

- reduce the principal amount of (or premium, if any, on) any Company Senior Security;

- reduce the rate of payment of interest on any Company Senior Security, or change certain other provisions relating to the yield of the Company Senior Security;

- change the currency or currencies in which any Company Senior Security is payable;

- reduce the percentage of holders of outstanding Company Senior Securities of any series required to consent to any modification, amendment or any waiver under the Company Senior Indenture; or

- change the provisions in the Company Senior Indenture that relate to its modification or amendment. (Section 902).

We and the trustee may amend the Company Senior Indenture in certain circumstances without the consent of the holders of the Company Senior Securities in the event we merge with another person, to replace the trustee, to effect modifications that do not affect any outstanding series of Company Senior Securities, and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any Company Senior Securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company, provided that:

          (1) the successor is a person organized under U.S. laws;

          (2) the successor, if not us, assumes our obligations on the Company Senior Securities and under the Company Senior Indenture;

          (3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (4) certain other conditions are met. (Section 801).

The principal terms of the Company Senior Securities issued and outstanding as of the date of this prospectus are set forth below.

SENIOR MEDIUM-TERM NOTES, SERIES C

As of the date of this prospectus, $4,880,079,000 aggregate principal amount of our Senior Medium-Term Notes, Series C (the "Senior Series C Notes") is issued and outstanding. In the table below we specify the following terms of those Senior Series C Notes:

- Issuance date;

- Principal amount;

- Maturity date;

- Interest rate and redemption dates, if any.

The interest rate bases or formulas applicable to Senior Series C Notes that bear interest at floating rates are indicated in the table below. The Senior Series C Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Senior Series C Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
January 25, 1994.......    $ 50,000,000     January 25, 1999.......  LIBOR reset quarterly + 0.15%
June 6, 1994...........      10,000,000     June 6, 1999...........  LIBOR Telerate reset semiannually + 0.40%
June 10, 1994..........       5,000,000     June 10, 1999..........  LIBOR Telerate reset quarterly + 0.20%
September 20, 1994.....       5,000,000     September 20, 1999.....  LIBOR Telerate reset quarterly + 0.37% but in no event shall the rate exceed 9.5%
October 26, 1994.......      25,000,000     October 26, 1999.......  LIBOR Telerate reset quarterly + 0.375% but in no event shall the rate exceed 10%
November 2, 1994.......      15,000,000     November 2, 1999.......  LIBOR Telerate reset quarterly + 0.4% but in no event shall the rate exceed 9.75%
November 3, 1994.......      10,000,000     November 3, 1999.......  LIBOR Telerate reset quarterly + 0.38% but in no event shall the rate exceed 10%
February 28, 1995......     150,000,000     February 28, 2000......  LIBOR Telerate reset quarterly + 0.20%
September 1, 1995......      13,000,000     September 1, 2005......  LIBOR Telerate reset quarterly + 0.40%; converts to 8.75% fixed on September 1, 1999; redeemable
                                                                     on September 1, 1999
November 10, 1995......      25,000,000     November 10, 2005......  Constant maturity 10 year Treasury Index minus
                                                                     0.34%
November 15, 1995......      10,000,000     May 15, 2001...........  Constant maturity 5 year Treasury Index minus
                                                                     0.15%

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
June 26, 1997..........    $100,000,000     June 26, 2000..........  LIBOR Telerate reset monthly + 0.02%
August 5, 1997.........     300,000,000     August 5, 2027.........  Zero coupon; redeemable on semiannual redemption dates on or after August 5, 2002 at prices
                                                                     varying with the redemption date
August 15, 1997........     115,000,000     August 15, 2017........  Zero coupon; redeemable on semiannual redemption dates on or after August 15, 2001 at prices
                                                                     varying with the redemption date
January 12, 1998.......     150,000,000     January 12, 2000.......  LIBOR Telerate reset quarterly
January 12, 1998.......      75,000,000     January 12, 2001.......  LIBOR Telerate reset quarterly + 0.025%
January 15, 1998.......      75,000,000     January 14, 2000.......  Prime reset daily minus 2.78%
January 20, 1998.......      15,000,000     January 21, 2003.......  LIBOR Telerate reset monthly + 0.14%
January 20, 1998.......      20,000,000     January 20, 2000.......  LIBOR Telerate reset quarterly minus 0.01%
January 20, 1998.......     250,000,000     January 20, 2000.......  Prime reset daily minus 2.79%
January 21, 1998.......      75,000,000     January 21, 2000.......  Prime reset daily minus 2.79%
February 13, 1998......      66,000,000     February 13, 2003......  LIBOR Telerate reset quarterly + 0.15%
February 20, 1998......      11,079,000     February 22, 2028......  LIBOR Telerate reset monthly minus 0.10%;
                                                                     repayable at the option of the holder on
                                                                     February 22 of 2008, 2011, 2014 and 2018 at
                                                                     prices varying with the redemption date
February 26, 1998......     100,000,000     February 26, 2001......  LIBOR Telerate reset quarterly + 0.06%
March 25, 1998.........     500,000,000     March 25, 1999.........  LIBOR Telerate reset quarterly minus 0.09%
October 13, 1998.......     345,000,000     October 13, 2000.......  LIBOR Telerate reset quarterly + 0.25%
October 13, 1998.......      50,000,000     October 13, 2000.......  LIBOR Telerate reset monthly + 0.25%
October 19, 1998.......      52,000,000     October 19, 2000.......  LIBOR Telerate reset monthly + 0.25%
October 20, 1998.......      50,000,000     April 20, 2000.........  LIBOR Telerate reset quarterly + 0.20%
October 20, 1998.......      50,000,000     April 20, 2000.........  LIBOR Telerate reset quarterly + 0.20%
October 27, 1998.......     200,000,000     October 27, 2000.......  LIBOR Telerate reset quarterly + 0.25%
October 27, 1998.......      10,000,000     October 27, 2000.......  LIBOR Telerate reset quarterly + 0.25%
October 30, 1998.......      75,000,000     April 26, 2000.........  LIBOR Telerate reset quarterly + 0.18%
November 2, 1998.......     265,000,000     November 2, 2000.......  LIBOR Telerate reset quarterly + 0.28%
November 17, 1998......      85,000,000     November 17, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 17, 1998......      50,000,000     November 17, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 19, 1998......      41,000,000     May 19, 2000...........  LIBOR Telerate reset quarterly + 0.18%
November 20, 1998......      20,000,000     November 20, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 23, 1998......      70,000,000     November 22, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 23, 1998......      25,000,000     November 22, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      42,000,000     November 24, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      30,000,000     November 24, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      50,000,000     November 30, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      20,000,000     November 30, 2000......  LIBOR Telerate reset quarterly + 0.25%
December 4, 1998.......      25,000,000     December 4, 2000.......  LIBOR Telerate reset quarterly + 0.25%
December 8, 1998.......      25,000,000     June 8, 2000...........  LIBOR Telerate reset quarterly + 0.18%
December 8, 1998.......      25,000,000     December 8, 2000.......  LIBOR Telerate reset quarterly + 0.25%
December 8, 1998.......      50,000,000     December 8, 2000.......  LIBOR Telerate reset quarterly + 0.25%
December 8, 1998.......     200,000,000     December 10, 2001......  LIBOR Telerate reset quarterly + 0.30%
December 11, 1998......      50,000,000     December 11, 2000......  LIBOR Telerate reset quarterly + 0.22%
December 16, 1998......     100,000,000     December 15, 2000......  5.15%
December 17, 1998......      35,000,000     December 15, 2000......  LIBOR Telerate reset quarterly + 0.22%
December 18, 1998......      25,000,000     June 19, 2000..........  LIBOR Telerate reset quarterly + 0.15%
December 23, 1998......      50,000,000     June 23, 2000..........  LIBOR Telerate reset quarterly + 0.15%
December 23, 1998......      50,000,000     December 22, 2000......  LIBOR Telerate reset quarterly + 0.18%
December 23, 1998......     100,000,000     December 21, 2001......  LIBOR Telerate reset quarterly + 0.26%
January 20, 1999.......      60,000,000     January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 21, 1999.......      50,000,000     January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 21, 1999.......      10,000,000     January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 25, 1999.......      60,000,000     January 25, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 25, 1999.......     100,000,000     January 25, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 28, 1999.......      25,000,000     January 28, 2004.......  LIBOR Telerate reset quarterly + 0.27%
January 29, 1999.......     140,000,000     January 29, 2002.......  LIBOR Telerate reset quarterly + 0.17%

COMPANY SUBORDINATED SECURITIES

General. The Company Subordinated Securities are direct, unsecured general obligations of the Company. The Company Subordinated Securities are subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. For definitions of "Senior Indebtedness" and "Additional Senior Obligations", see "-- Subordination" below. The Company Subordinated Indenture does not limit the amount of debt (including Senior Indebtedness) or Additional Senior Obligations we may incur.

Unless otherwise indicated below with respect to a particular series of Company Subordinated Securities, the maturity of the Company Subordinated Securities is subject to acceleration only upon our bankruptcy or reorganization. See "Defaults and Waivers" below.

If any Company Subordinated Securities are specified to be convertible into our common stock, the holders will be entitled, as specified, to convert those convertible Company Subordinated Securities into common stock at the conversion price specified.

The holders of a particular series of Company Subordinated Securities may be obligated at maturity, or at any earlier time as set forth below, to exchange that series of Company Subordinated Securities for Capital Securities on terms specified below (Article Seventeen). Capital Securities may consist of our common stock, perpetual preferred stock or other capital securities of the Company acceptable to our primary Federal banking regulator, which currently is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Company Subordinated Securities are exchangeable for Capital Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those Company Subordinated Securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a secondary offering on behalf of any holders who elect to receive cash for the Capital Securities.

Subordination. The Company Subordinated Securities are subordinated in right of payment to all Senior Indebtedness and, under certain circumstances, Additional Senior Obligations. As of September 30, 1998, Senior Indebtedness and Additional Senior Obligations of the Company totaled approximately $8.6 billion.

The Company Subordinated Indenture defines "Senior Indebtedness" to mean the principal of (and premium, if any) and interest on all indebtedness for money borrowed by us, whether outstanding on the date the Company Subordinated Indenture became effective or created, assumed or incurred after that date (including all indebtedness for money borrowed by another person that we guarantee), except indebtedness that is stated to be not superior to or to have the same rank as the Subordinated Securities. Senior Indebtedness does not include (A) Antecedent Company Subordinated Indebtedness (as defined below), (B) Company Subordinated Securities issued on or after December 15, 1992, (C) Assumed MHC Subordinated Indebtedness (as defined below), (D) Assumed Heritage Chase Subordinated Indebtedness (as defined below) and (E) other debt of the Company that is expressly stated to have the same rank as the Company Subordinated Securities or to rank not senior to the Company Subordinated Securities (that other debt is referred to as "Other Subordinated Indebtedness").

The Company Subordinated Indenture defines "Additional Senior Obligations" to mean all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Senior Indebtedness and except obligations that are expressly stated to have the same rank as or to rank not senior to the Company Subordinated Securities.

At September 30, 1998, we had approximately $8.0 billion of Company Subordinated Securities issued and outstanding under the Company Subordinated Indenture.

Antecedent Company Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company issued prior to December 15, 1992 (other than Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness). At September 30, 1998, we had approximately $1.0 billion of Antecedent Company Subordinated Indebtedness outstanding.

Assumed MHC Subordinated Indebtedness means all outstanding subordinated indebtedness of the

Company that was assumed by us as a result of the merger of Manufacturers Hanover Corporation into the Company on December 31, 1991. At September 30, 1998, we had approximately $150 million of Assumed MHC Subordinated Indebtedness outstanding.

Assumed Heritage Chase Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company that was assumed by us as a result of the merger of heritage Chase into the Company. At September 30, 1998, we had approximately $3.6 billion of Assumed Heritage Chase Subordinated Indebtedness outstanding.

At September 30, 1998, we had approximately $436 million of Other Subordinated Indebtedness outstanding that ranked equally with the Subordinated Securities.

Under the Company Subordinated Indenture, we may not make any payment on the Company Subordinated Securities, exchange any Company Subordinated Securities for Capital Securities in the event:

- we have failed to make full payment of all amounts of principal (and premium, if any) and interest, if any, due on all Company Senior Indebtedness; or

- there shall exist any event of default or any event which, with notice or lapse of time or both, would become such an event of default on any Company Senior Indebtedness.

In addition, upon our dissolution, winding-up, liquidation or reorganization:
(1) we must pay to the holders of Senior Indebtedness the full amounts of principal of (and premium, if any) and interest, if any, on the Senior Indebtedness before any payment or distribution is made on the Company Subordinated Securities, and (2) if, after we have made those payments on the Senior Indebtedness, (A) there are amounts available for payment on the Company Subordinated Securities and (B) creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use amounts available for payment on the Company Subordinated Securities to pay in full all Additional Senior Obligations before we may make any payment on the Company Subordinated Securities.

No series of our subordinated debt securities is subordinated to any of our other series of subordinated debt securities. However, Antecedent Company Subordinated Indebtedness is subordinated only to Senior Indebtedness; Company Subordinated Indebtedness and Other Subordinated Indebtedness are subordinated to Senior Indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations; Assumed MHC Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation that is expressly stated to have the same rank as, or to rank not senior to, the Assumed MHC Subordinated Indebtedness; and Heritage Chase Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation that is expressly stated to have the same rank as, or to rank not senior to, the Assumed Heritage Chase Subordinated Indebtedness. As a result of the differences between the subordination provisions applicable to the Company Subordinated Securities, the Antecedent Company Subordinated Indebtedness, the Assumed MHC Subordinated Indebtedness, the Assumed Heritage Chase Subordinated Indebtedness and the Other Subordinated Indebtedness, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of Company Subordinated Securities and Other Subordinated Indebtedness may receive less, proportionately, than the holders of Antecedent Company Subordinated Indebtedness, but more, proportionately, than the holders of Assumed MHC Subordinated Indebtedness and Assumed Heritage Chase Subordinated Indebtedness.

Limitation on Disposition of Voting Stock of the Bank. Except as noted in the next sentence, the Company Subordinated Indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The Company Subordinated Indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the Company Subordinated Indenture does contain a covenant, which is for the exclusive benefit of the holders of the Antecedent Company Subordinated Indebtedness and which is subject to the provisions described below under "Consolidation, Merger and Sale of Assets," that we will not sell or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank, nor will we permit the Bank to issue any such shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the covenant does not prohibit:

- issuances or sales of directors' qualifying shares;

- issuances or sales of shares to us;

- sales or other dispositions or issuances for fair market value, as determined by our board of directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of the Bank;

- sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and

- sales of voting stock by the Bank to its shareholders if those sales do not reduce the percentage of shares of voting stock owned by us. (Section 5.07).

Defaults and Waivers. The Company Subordinated Indenture defines an event of default (1) with respect to Antecedent Company Subordinated Indebtedness, as any one of certain events of bankruptcy, insolvency and reorganization affecting the Company; and (2) with respect to Company Subordinated Securities, as any one of certain events of bankruptcy or reorganization affecting the Company and any other event described below as an event of default for a particular series. (Section 7.01).

If an event of default occurs and is continuing with respect to any outstanding series of Company Subordinated Securities, the trustee or the holders of at least 25% in aggregate principal amount of that outstanding series may declare the principal (or, in the case of original issue discount Company Subordinated Securities, a specified amount of principal) of all Company Subordinated Securities of that series to be due and payable immediately in cash. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the Company Subordinated Securities of that series may annul any such declaration and waive certain past defaults. (Section 7.01). The right of the holders of the Company Subordinated Securities of a series to demand payment in cash upon the occurrence and continuance of an event of default continues to exist so long as the Company Subordinated Securities of that series have not been exchanged or converted. Any right to enforce that payment in cash would, in the event of the bankruptcy or reorganization of the Company, be subject to the broad equity powers of a Federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the Company Subordinated Securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of Company Subordinated Securities may waive any past default or event of default, except a payment default. (Section 7.07).

Unless otherwise provided in the terms of a series of Company Subordinated Securities, there is no right of acceleration of the payment of principal of the Company Subordinated Securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture. In the event of a default in the payment of interest or principal (including a default in the delivery of any Capital Securities in exchange for Company Subordinated Securities) or in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture, the trustee may, subject to certain limitations and conditions, seek to enforce that payment (or delivery) or the performance of that covenant or agreement.

The Company Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default with respect to Company Subordinated Securities of any series, to give the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, except in certain cases involving the bankruptcy or reorganization of the Company, a payment default or a default in the obligation to deliver Capital Securities in exchange for Company Subordinated Securities, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. (Section 7.08). We are required to furnish to the trustee annually an officers' certificate as to the absence of defaults under the Company Subordinated Indenture. (Section 5.06).

Other than the duties of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Subordinated Indenture at the request or direction of any of the holders of the Company Subordinated Securities, unless those holders shall have offered to the trustee reasonable security or indemnity. Subject to that provision for security or indemnification, the holders of a majority in principal amount of the Company Subordinated Securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Company Subordinated Securities of that series. (Sections 7.07 and 8.02).

Modification of the Company Subordinated Indenture. The Company Subordinated Indenture contains provisions permitting us and the trustee to modify the Company Subordinated Indenture or the rights of the holders of the Company Subordinated Securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the Company Subordinated Securities affected by the modification. However, no such modification may, without the consent of each holder of Company Subordinated Securities affected by the modification:

- change the stated maturity date of the principal of, or any installment of principal of or interest on, any Company Subordinated Security;

- reduce the principal amount of (or premium, if any) or interest, if any, on any Company Subordinated Security;

- reduce the portion of the principal amount of an original issue discount Company Subordinated Security payable upon acceleration of the maturity of that Company Subordinated Security;

- reduce any amount payable upon redemption of any Company Subordinated
  Security;

- change the place or places where, or the currency in which, any Company Subordinated Security or any premium or interest is payable;

- change the definition of market value;

- impair the right of any holders of Company Subordinated Securities of any series to receive on any exchange date for Company Subordinated Securities of that series Capital Securities with a market value equal to that required by the terms of the Company Subordinated Securities;

- impair the conversion rights (if any) of any holders;

- impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Company Subordinated Security (including any right of redemption at the option of the holder of that Company Subordinated Security) or impair any rights to the delivery of Capital Securities in exchange for any Company Subordinated Security or to require the Company to sell Capital Securities in a secondary offering or to require the delivery of common stock, Company Debt Securities or other property upon conversion of Company Subordinated Securities;

- reduce the above-stated percentage of Company Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Company Subordinated Indenture or reduce the percentage of Company Subordinated Securities of any series the holders of which are required to waive any past default or event of default; or

- modify the foregoing requirements. (Section 11.02).

The Company Subordinated Indenture permits us and the trustee to amend the Company Subordinated Indenture in certain circumstances without the consent of the holders of Company Subordinated Securities in the event of the merger of the Company, the replacement of the trustee, to effect modifications which do not affect any outstanding series of Company Subordinated Securities and for certain other purposes. (Section 11.01).

Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless (1) we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the Company Subordinated Securities and the performance and obser-vance of all the covenants and conditions of the Company Subordinated Indenture binding upon us, and (2) we or the successor corporation shall not, immediately after the merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).

The principal terms of the Company Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated below, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the interest payment dates indicated to the registered holders on the preceding record date indicated. Unless otherwise indicated below, Company Subordinated Securities of the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

10 3/8% SUBORDINATED NOTES DUE 1999

- Principal amount of series: $100,000,000

- Maturity date: March 15, 1999

- Interest payment dates: March 15 and September 15

- Record dates: March 1 and September 1

- Issuance date: March 15, 1999

- Other terms: The happening of one or more of the following events will constitute an event of default:

          (1) default for 30 days in the payment of any installment of interest;

          (2) default in the payment, when due, of principal;

          (3) default, for 60 days after appropriate written notice, in the observance or performance of any of our other covenants or agreements with respect to this series; and

          (4) certain events of bankruptcy, insolvency and reorganization affecting us or the Bank.

9 3/4% SUBORDINATED CAPITAL NOTES DUE 1999

- Principal amount of series: $300,000,000

- Maturity date: June 15, 1999

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Redemption: Redeemable at the Company's option upon the occurrence of certain events regarding Federal income tax treatment

- Issuance date: June 22, 1987

- Other terms: At maturity, we will exchange the 9 3/4% Subordinated Capital Notes Due 1999 for Capital Securities having a market value equal to their principal amount, unless we elect to pay their principal amount in cash, in whole or in part, from amounts representing proceeds of other issuances of Capital Securities which we have previously designated for that use ("Designated Proceeds"). The Company has Designated Proceeds sufficient to pay the 9 3/4% Subordinated Capital Notes Due 1999 in cash at maturity.

10 1/8% SUBORDINATED CAPITAL NOTES DUE 2000

- Principal amount of series: $150,000,000

- Maturity date: November 1, 2000

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Redemption: Redeemable at the Company's option upon the occurrence of certain events regarding Federal income tax treatment

- Issuance date: November 3, 1988

- Other terms: At maturity, we will exchange the 10 1/8% Subordinated Capital Notes Due 2000 for Capital Securities having a market value equal to their principal amount, unless we elect to pay their principal amount in cash, in whole or in part, from Designated Proceeds. The Company has Designated Proceeds sufficient to pay the 10 1/8% Subordinated Capital Notes Due 2000 in cash at maturity.

8 1/2% SUBORDINATED NOTES DUE 2002

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2002

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 10, 1992

- Other terms: The happening of one or more of the following events will constitute an event of default:

          (1) default for 30 days in the payment of any installment of interest;

          (2) default in the payment, when due, of principal;

          (3) default, for 60 days after appropriate written notice, in the observance or performance of any of our other covenants or agreements with respect to this series; and

          (4) certain events of bankruptcy, insolvency and reorganization affecting us or the Bank.

8 5/8% SUBORDINATED DEBENTURES DUE 2002

- Principal amount of series: $150,000,000

- Maturity date: May 1, 2002

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Issuance date: May 6, 1992

8 1/8% SUBORDINATED NOTES DUE JUNE 15, 2002

- Principal amount of series: $100,000,000

- Maturity date: June 15, 2002

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 23, 1992

7 5/8% SUBORDINATED NOTES DUE 2003

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2003

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 22, 1993

7 1/8% SUBORDINATED DEBENTURES DUE 2005

- Principal amount of series: $200,000,000

- Maturity date: March 1, 2005

- Interest payment dates: March 1 and September 1

- Record dates: February 15 and August 15

- Issuance date: March 1, 1993

7 7/8% SUBORDINATED DEBENTURES DUE 2006

- Principal amount of series: $150,000,000

- Maturity date: July 15, 2006

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: July 27, 1994

7 1/8% SUBORDINATED NOTES DUE 2007

- Principal amount of series: $300,000,000

- Maturity date: February 1, 2007

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15

- Issuance date: January 29, 1997

7 1/4% SUBORDINATED NOTES DUE 2007

- Principal amount of series: $300,000,000

- Maturity date: June 1, 2007

- Interest payment dates: June 1 and December 1

- Record dates: May 15 and November 15

- Issuance date: May 21, 1997

6 1/2% SUBORDINATED DEBENTURES DUE 2009

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2009

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 25, 1994

7 1/8% SUBORDINATED NOTES DUE 2009

- Principal amount of series: $250,000,000

- Maturity date: June 15, 2009

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 12, 1997

6 3/8% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2008

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 11, 1998

6 3/8% SUBORDINATED NOTES DUE APRIL 1, 2008

- Principal amount of series: $250,000,000

- Maturity date: April 1, 2008

- Interest payment dates: April 1 and October 1

- Record dates: March 15 and September 15

- Issuance date: April 7, 1998

SUBORDINATED MEDIUM-TERM NOTES, SERIES A

As of the date of this prospectus, $1,160,000,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Subordinated Series A Notes") is issued and outstanding (or is currently scheduled to be issued). In the table below we specify the following terms of those Subordinated Series A Notes:

     - Issuance date;
     - Principal amount;
     - Maturity date;
     - Interest rate and redemption dates, if any.

The Subordinated Series A Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Subordinated Series A Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                               PRINCIPAL
ISSUANCE DATE                    AMOUNT               MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                 ------------            -------------                 ------------------------------
April 5, 1995...............  $ 15,000,000 .........  April 5, 2005...............  10%; converts to LIBOR reset semiannually on April 5, 1999
                                                                                    but in no event shall the rate
                                                                                    be less than 3%
May 24, 1995................    15,000,000 .........  May 24, 2002................  7.11%; redeemable on payment dates on or after May 24, 2000
May 25, 1995................    25,000,000 .........  May 25, 2007................  7.73%; redeemable on payment dates on or after May 25, 2000
June 15, 1995...............    10,000,000 .........  June 15, 2010...............  7.25%; redeemable on payment dates on or after June 15,
                                                                                    2000
March 24, 1997..............   250,000,000 .........  March 24, 2027..............  Zero coupon; redeemable annually on or after March 24,
                                                                                    2007 at prices varying with
                                                                                    the redemption date.
March 24, 1997..............   100,000,000 .........  March 24, 2027..............  Zero coupon; redeemable annually on or after March 24,
                                                                                    2007 at prices varying with
                                                                                    the redemption date.
September 24, 1997..........   100,000,000 .........  September 15, 2006..........  6.75%
November 5, 1997............    20,000,000 .........  November 5, 2012............  7.00%; redeemable on payment dates on or after November 5,
                                                                                    2001
November 20, 1997...........    25,000,000 .........  November 20, 2017...........  7.00%; redeemable on payment dates on or after November 20,
                                                                                    2001
December 4, 1997............    25,000,000 .........  December 15, 2017...........  7.00%; redeemable on payment dates on or after December 15,
                                                                                    2001
December 12, 1997...........    25,000,000 .........  December 12, 2012...........  6.875%; redeemable on December
                                                                                    12, 2002
December 18, 1997...........    50,000,000 .........  December 18, 2017...........  7.00%; redeemable on payment dates on or after December 18,
                                                                                    2000
December 26, 1997...........    25,000,000 .........  December 26, 2013...........  7.00%; redeemable on payment dates on or after December 26,
                                                                                    2000
February 23, 1998...........    25,000,000 .........  February 23, 2018...........  6.625%; redeemable on payment dates on or after February 23,
                                                                                    2002

                               PRINCIPAL
ISSUANCE DATE                    AMOUNT               MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                 ------------            -------------                 ------------------------------
March 2, 1998...............  $ 25,000,000 .........  March 2, 2018...............  6.75%; redeemable on payment dates on or after March 2,
                                                                                    2001
April 17, 1998..............   225,000,000 .........  April 17, 2028..............  Zero Coupon; redeemable semiannually on or after April
                                                                                    17, 2002 at prices varying
                                                                                    with the redemption date
May 6, 1998.................    25,000,000 .........  May 6, 2013.................  6.50%; redeemable on payment dates on or after May 6, 2002
June 3, 1998................    25,000,000 .........  June 3, 2013................  6.50%; redeemable on payment dates on or after June 3, 2002
July 8, 1998................    25,000,000 .........  July 8, 2013................  6.50%; redeemable on payment dates on or after July 8, 2001
August 20, 1998.............    25,000,000 .........  August 20, 2013.............  6.50%; redeemable on payment dates on or after August 20,
                                                                                    2002
August 27, 1998.............    25,000,000 .........  August 27, 2008.............  1.60%; except that in the event LIBOR falls below 5.0%
                                                                                    per annum, the rate will
                                                                                    increase by specified
                                                                                    multiples of the excess of
                                                                                    designated rates and the
                                                                                    prevailing LIBOR rate
October 9, 1998.............    15,000,000 .........  October 9, 2013.............  6.125%; redeemable in whole only on quarterly interest
                                                                                    payment dates on or after
                                                                                    October 9, 2001
December 30, 1998...........    20,000,000 .........  December 30, 2013...........  6.125%; redeemable in whole only semiannually on or after
                                                                                    December 30, 2002
February 11, 1999...........    40,000,000 .........  February 11, 2014...........  6.25%; redeemable on payment dates on or after February 11,
                                                                                    2002

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $177,250,000 aggregate principal amount of our Subordinated Medium-Term Notes, Series B (the "Subordinated Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Subordinated Series B Notes:

     -  Issuance date;
     -  Principal amount;
     -  Maturity date;
     -  Interest rate and redemption dates, if any.

The Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

         ISSUANCE DATE                 PRINCIPAL AMOUNT                  MATURITY DATE                   RATE
         -------------                 ----------------                  -------------                   ----
March 31, 1995................. $ 1,250,000.................... August 30, 2004................ Zero Coupon
April 7, 1995.................. 3,000,000...................... April 7, 2002.................. Zero Coupon
April 28, 1995................. 8,500,000...................... May 15, 2005................... 7.60%; redeemable on payment dates on or
                                                                                                after May 15, 2000
May 5, 1995.................... 8,000,000...................... May 15, 2005................... 7.60%; redeemable on payment dates on or
                                                                                                after May 15, 2000
May 12, 1995................... 4,750,000...................... May 15, 2005................... 7.60%; redeemable on payment dates on or
                                                                                                after May 15, 2000

         ISSUANCE DATE                 PRINCIPAL AMOUNT                  MATURITY DATE                   RATE
         -------------                 ----------------                  -------------                   ----
May 17, 1995................... $25,000,000.................... May 17, 2005................... 7.50%; redeemable on payment dates on or
                                                                                                after May 17, 2000
May 19, 1995................... 3,000,000...................... June 15, 2005.................. 7.25%; redeemable on payment dates on or
                                                                                                after June 15, 2000
May 25, 1995................... 50,000,000..................... May 15, 2010................... 7.50%; redeemable semiannually on or
                                                                                                after May 15, 2000
May 26, 1995................... 1,250,000...................... June 15, 2005.................. 7.15%; redeemable on payment dates on or
                                                                                                after June 15, 2000
June 2, 1995................... 2,500,000...................... June 15, 2005.................. 7.15%; redeemable on payment dates on or
                                                                                                after June 15, 2000
June 30, 1995.................. 15,000,000..................... June 15, 2007.................. 7.05%; redeemable on payment dates on or
                                                                                                after June 15, 2000
July 28, 1995.................. 25,000,000..................... July 15, 2010.................. 7.58%; redeemable semiannually on or
                                                                                                after July 15, 2000
August 1, 1995................. 15,000,000..................... August 15, 2005................ 7.125%; redeemable on payment dates on or
                                                                                                after August 15, 2000
August 25, 1995................ 15,000,000..................... August 25, 2010................ 7.35%; redeemable on payment dates on or
                                                                                                after August 25, 2000

PERMANENT GLOBAL COMPANY DEBT SECURITIES

We issued certain series of the Company Debt Securities in permanent global form. See "Permanent Global Debt Securities" below for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

The Company, the Bank and certain of our other subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Company Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Heritage Chase Subordinated Indenture (as defined below) and Bankers Trust Company is also trustee under the Heritage Chase Senior Indenture (as defined below).

                         DESCRIPTION OF HERITAGE CHASE
                                DEBT SECURITIES

In connection with the merger of heritage Chase with and into the Company, we assumed the obligations of heritage Chase with respect to certain senior debt securities (the "Heritage Chase Senior Securities") and certain subordinated debt securities (the "Heritage Chase Subordinated Securities," and together with the Heritage Chase Senior Securities, the "Heritage Chase Debt Securities"). The following summary of certain provisions of the Heritage Chase Debt Securities and the indentures under which they were issued (the "Heritage Chase Indentures") is not complete. You should refer to the Heritage Chase Indentures, copies of which are exhibits to the registration statement.

GENERAL

We have issued the Heritage Chase Senior Securities under an Indenture, dated as of July 1, 1986 (the "Heritage Chase Senior Indenture"), between us and Bankers Trust Company, as Trustee. We have issued the Heritage Chase Subordinated Securities under an Indenture, dated as of May 1, 1987 (the "Heritage Chase Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee.

Neither Heritage Chase Indenture limits the amount of debt securities that we may issue. As noted above, because the Company is a holding company, claims of holders of the Heritage Chase Debt Securities will generally have a junior position to claims of creditors of our subsidiaries.

We have issued the Heritage Chase Debt Securities in fully registered form without coupons. Neither Heritage Chase Indenture restricts our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither Heritage Chase Indenture provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of the Company.

HERITAGE CHASE SENIOR SECURITIES

The Heritage Chase Senior Securities are direct, unsecured general obligations of the Company and constitute Senior Indebtedness having the same rank as our other Senior Indebtedness.

Limitation on Disposition of Voting Stock of the Bank. The Heritage Chase Senior Indenture contains a covenant by us that, so long as any Heritage Chase Senior Securities are outstanding, we will not create a security interest in more than 20% of the shares of voting stock of the Bank, or permit more than 20% of those shares (exclusive of directors' qualifying shares) to be held directly or indirectly other than by (1) us or (2) a corporation which is wholly-owned (except for directors' qualifying shares) by us.

Defaults and Waivers. The Heritage Chase Senior Indenture defines an event of default with respect to any series of Heritage Chase Senior Securities as any one or more of the following events:

          (1) default in the payment of interest on any Heritage Chase Senior Securities of that series for a period of 30 days;

          (2) default in the payment of the principal of (or premium, if any, on) any Heritage Chase Senior Securities of that series;

          (3) default in performance of any covenant or warranty of the Company contained in the Heritage Chase Senior Indenture for the benefit of Heritage Chase Senior Securities of that series for a period of 60 days after notice of the default or breach has been given to the Company;

          (4) certain events of bankruptcy, insolvency or reorganization of the Company; and

          (5) any other event of default specified with respect to the Heritage Chase Senior Securities of that series.

If an event of default occurs and is continuing with respect to the Heritage Chase Senior Securities of any series, the trustee or the holders of not less than 25% in principal amount of the Heritage Chase Senior Securities of that series then outstanding may declare the principal of the Heritage Chase Senior Securities of that series (or, if the Heritage Chase Senior Securities of that series were issued as original issue discount Heritage Chase Senior Securities, a specified portion of that principal amount) to be due and payable immediately. Under certain conditions the holders of not less than a majority in principal amount of the Heritage Chase Senior Securities of that series may annul the declaration and waive certain past defaults.

The Heritage Chase Senior Indenture requires the trustee to, within 90 days after the occurrence of a default known to it, with respect to any outstanding series of Heritage Chase Senior Securities, give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant in the Heritage Chase Senior Indenture other than a covenant to make payment. The term "default" for the purposes of this provision means any event which is, or after notice or lapse of time or both would become, an event of default with respect to Heritage Chase Senior Securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Senior Indenture at the request or direction of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to that requirement for indemnity and certain other conditions, the holders of a majority in principal amount of the outstanding Heritage Chase Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Senior Securities of that series.

Meetings, Modification and Waiver. We and the trustee may modify the Heritage Chase Senior Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Senior Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each outstanding Heritage Chase Senior Security affected by the modification:

- change the stated maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Senior Security,

- reduce the principal amount of any Heritage Chase Senior Security or change the rate of interest or the method of calculation of interest thereon (except as provided in the Heritage Chase Senior Indenture or in such Heritage Chase Senior Security), or any premium payable upon the redemption thereof,

- change any obligation of the Company to pay additional amounts pursuant to the Heritage Chase Senior Indenture,

- reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of that security,

- adversely affect the right of repayment, if any, at the option of the holder,

- change the currency in which any Heritage Chase Senior Security or any premium or any interest thereon is payable,

- impair the right to institute suit for the enforcement of any payment on any Heritage Chase Senior Security,

- reduce the percentage in principal amount of outstanding securities of any series the consent of whose holders is required for modification or amendment of or any waiver under the Heritage Chase Senior Indenture,

- change our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, or our obligation (if any) to maintain an office or agency outside the United States, or

- modify certain provisions of the Heritage Chase Senior Indenture requiring consent of specified percentages of holders, except to increase any such percentage.

We and the trustee may modify the Heritage Chase Senior Indenture in certain circumstances without the consent of the holders of the Heritage Chase Senior Securities to evidence the merger of the Company or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any of the Heritage Chase Senior Securities, consolidate with, merge into or transfer all or substantially all of our assets to any corporation organized and existing under the laws of the United States, any State or the District of Columbia, so long as the successor corporation assumes our obligations relating to the Heritage Chase Senior Securities and under the Heritage Chase Senior Indenture and no event of default shall have happened and be continuing after giving effect to the transaction and so long as certain other conditions are met.

The principal terms of the Heritage Chase Senior Securities issued and outstanding as of the date of this prospectus are set forth below.

5 1/2% NOTES DUE 2001

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2001

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

- Issuance date: February 12, 1996

HERITAGE CHASE SENIOR MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $175,000,000 aggregate principal amount of Heritage Chase Senior Medium-Term Notes, Series B (the "Heritage Chase Senior Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Heritage Chase Senior Series B Notes:

- Issuance date;

- Principal amount;

- Maturity date;

- Interest rate.

The Heritage Chase Senior Series B Notes are not subject to a sinking fund and are not redeemable prior to their stated maturity.

                                   PRINCIPAL
ISSUANCE DATE                        AMOUNT                         MATURITY DATE                    INTEREST RATE
-------------                    --------------                     -------------                    -------------
March 29, 1996.................  $50,000,000    ................... March 29, 2006.................      6.85%
March 29, 1996.................  50,000,000     ................... March 29, 2001.................      6.43%
March 29, 1996.................  50,000,000     ................... March 29, 2001.................      6.45%
March 29, 1996.................  25,000,000     ................... March 29, 2001.................      6.43%

HERITAGE CHASE SENIOR MEDIUM-TERM NOTES, SERIES C

The only series of Heritage Chase Senior Medium-Term Notes, Series C (the "Heritage Chase Senior Series C Notes"), issued and outstanding as of the date of this prospectus is $25,000,000 aggregate principal amount of Heritage Chase Senior Series C Notes issued on March 29, 1996. Those Heritage Chase Senior Series C Notes bear interest at a rate of 6.50% per annum and mature on March 29, 2001. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

HERITAGE CHASE SUBORDINATED SECURITIES

The Heritage Chase Subordinated Securities are direct, unsecured general obligations of the Company. Payment of the principal of the Heritage Chase Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization. The Heritage Chase Subordinated Indenture does not limit the amount of debt (including Heritage Chase Senior Indebtedness (as defined below)) that we may incur.

Subordination. The Heritage Chase Subordinated Securities are subordinated, by their terms, to Senior Indebtedness and all of our other obligations (including Additional Senior Obligations) to our creditors, other than the Heritage Chase Subordinated Securities, except obligations having the same rank as or ranking junior to the Heritage Chase Subordinated Securities (collectively, "Heritage Chase Senior Indebtedness").

We may not make any payment on the Heritage Chase Subordinated Securities, and no holder of Heritage Chase Subordinated Securities shall be entitled to demand or receive any such payment unless we have paid in full all amounts of principal, premium, if any, and interest then due on all Heritage Chase Senior Indebtedness.

Upon any distribution of assets upon our dissolution, winding-up, liquidation or reorganization, the holders of Heritage Chase Senior Indebtedness will be entitled to receive payment in full before we make any payment on the Heritage Chase Subordinated Securities. Because of this subordination, in the event of our insolvency, holders of Heritage Chase Senior Indebtedness may receive proportionately more, and holders of Heritage Chase Subordinated Securities may receive proportionately less, than other creditors of the Company, including holders of Company Subordinated Securities.

Limitation on Disposition of Voting Stock of the Bank. The Heritage Chase Subordinated Indenture contains a covenant for the exclusive benefit of the holders of Heritage Chase Subordinated Securities issued prior to October 1, 1992 that we will not create a security interest in more than 20% of the shares of the voting stock of the Bank or permit more than 20% of those shares (exclusive of directors' qualifying shares) to be held directly or indirectly other than by (1) us or (2) any corporation which is wholly-owned (except for directors' qualifying shares) by us.

Defaults and Waivers. The Heritage Chase Subordinated Indenture defines an event of default with respect to Heritage Chase Subordinated Securities of any series as certain events involving our bankruptcy, insolvency or reorganization and any other events established as events of default for any series of Heritage Chase Subordinated Securities. If an event of default with respect to any outstanding series of Heritage Chase Subordinated Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of that series may declare the principal amount (or, in the case of original issue discount Heritage Chase Subordinated Securities, a specified portion of the principal amount) of that series to be due and payable immediately in cash. Any right to enforce the payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature of the rights of the holders of the Heritage Chase Subordinated Securities of that series. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of that series may, under certain circumstances, annul the declaration.

The Heritage Chase Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series, to give the holders of that series notice of the default if not cured or waived. The trustee may withhold the notice if it in good faith determines that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold notice of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant (other than a covenant to make payment). The term "default" for the purposes of this provision means any event which is, or after notice or lapse or time or both would become, an event of default with respect to a series of Heritage Chase Subordinated Securities.

Other than the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Subordinated Indenture at the request or direction of any of the holders of the Heritage Chase Subordinated Securities of any series, unless those holders shall have offered to the trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Subordinated Securities of that series.

The Company is required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults.

Modification of the Heritage Chase Subordinated Indenture. We and the trustee may modify the Heritage Chase Subordinated Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Subordinated Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each Heritage Chase Subordinated Security affected by the modification:

- change the fixed maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Subordinated Security,

- reduce the principal amount of any Heritage Chase Subordinated Security,

- change the rate or rates (or the method of ascertaining the rate or rates) of interest on any Heritage Chase Subordinated Security (except as provided in the Heritage Chase Subordinated Indenture or in the Heritage Chase Subordinated Securities) or any premium payable upon the redemption thereof,

- reduce the portion of the principal amount of any original issue discount Heritage Chase Subordinated Security payable upon acceleration of the maturity thereof,

- change any place where, or the currency in which, or the principal amount of, or any premium or interest on, any Heritage Chase Subordinated Security is payable,

- impair any right to institute suit for the enforcement of any right to receive payment, or, if applicable, to have delivered capital securities to be exchanged for a Heritage Chase Subordinated Security and to have such capital securities sold in a secondary offering to the extent provided in that Heritage Chase Subordinated Security and in the Heritage Chase Subordinated Indenture,

- modify the subordination provisions of the Heritage Chase Subordinated Indenture in a manner adverse to the holders,

- reduce the percentage in principal amount of outstanding Heritage Chase Subordinated Securities of the series required to approve any modification or alteration of, or any waiver under, the Heritage Chase Subordinated Indenture, or

- impair the right of any holder to receive on any exchange date capital securities with a market value equal to the amount established with respect to the series.

We and the trustee may modify the Heritage Chase Subordinated Indenture in certain circumstances without the consent of the holders of the Heritage Chase Subordinated Securities to evidence the merger of the Company or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

The principal terms of the Heritage Chase Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated below, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the interest payment dates indicated to the registered holders on the preceding record date indicated. Unless otherwise indicated below, the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

10% SUBORDINATED NOTES DUE 1999
- Principal amount of series: $275,000,000
- Maturity date: June 15, 1999
- Interest payment dates: June 15 and December 15
- Record dates: June 1 and December 1
- Issuance date: June 17, 1987

8% SUBORDINATED NOTES DUE 1999
- Principal amount of series: $200,000,000
- Maturity date: June 15, 1999
- Interest payment dates: June 15 and December 15
- Record dates: June 1 and December 1
- Issuance date: June 24, 1992

7 3/4% SUBORDINATED NOTES DUE 1999
- Principal amount of series: $200,000,000
- Maturity date: November 1, 1999
- Interest payment dates: May 1 and November 1
- Record dates: April 15 and October 15
- Issuance date: November 5, 1992

9 3/8% SUBORDINATED NOTES DUE 2001
- Principal amount of series: $200,000,000
- Maturity date: July 1, 2001
- Interest payment dates: January 1 and July 1
- Record dates: June 15 and December 15
- Issuance date: July 13, 1989

9 3/4% SUBORDINATED NOTES DUE 2001
- Principal amount of series: $150,000,000
- Maturity date: November 1, 2001
- Interest payment dates: May 1 and November 1
- Record dates: April 15 and October 15
- Issuance date: November 13, 1991

7 1/2% SUBORDINATED NOTES DUE 2003

- Principal amount of series: $200,000,000
- Maturity date: February 1, 2003
- Interest payment dates: February 1 and August 1
- Record dates: January 15 and July 15
- Issuance date: February 2, 1993

FLOATING RATE SUBORDINATED NOTES DUE 2003

- Principal amount of series: $150,000,000
- Maturity date: July 15, 2003
- Interest rate: Floating rate reset quarterly based on an annual rate equal to the greater of (1) LIBOR plus 0.125% and (2) 4.35%, payable quarterly in arrears
- Interest payment dates: January 15, April 15, July 15 and October 15
- Record dates: January 1, April 1, July 1 and October 1
- Issuance date: July 15, 1993

FLOATING RATE SUBORDINATED NOTES DUE
AUGUST 1, 2003

- Principal amount of series: $100,000,000
- Maturity date: August 1, 2003
- Interest rate: Floating rate reset quarterly based on an annual rate equal to the greater of (1) LIBOR and (2) 4.50%, payable quarterly in arrears
- Interest payment dates: February 1, May 1, August 1 and November 1
- Record dates: January 15, April 15, July 15 and October 15
- Issuance date: August 5, 1993

8% SUBORDINATED NOTES DUE 2004

- Principal amount of series: $150,000,000
- Maturity date: August 1, 2004
- Interest payment dates: May 15 and November 15
- Record dates: May 1 and November 1
- Redemption: Redeemable at our option on or after May 15, 1999 at a price equal to their principal amount plus accrued and unpaid interest
- Issuance date: May 25, 1994

7 7/8% SUBORDINATED NOTES DUE 2004

- Principal amount of series: $150,000,000
- Maturity date: August 1, 2004
- Interest payment dates: February 1 and August 1
- Record dates: January 15 and July 15
- Redemption: Redeemable at our option on or after August 1, 1999 at a price equal to their principal amount plus accrued and unpaid interest
- Issuance date: August 10, 1994

6 1/2% SUBORDINATED NOTES DUE 2005

- Principal amount of series: $200,000,000
- Maturity date: August 1, 2005
- Interest payment dates: February 1 and August 1
- Record dates: January 15 and July 15
- Issuance date: July 27, 1993

6 1/4% SUBORDINATED NOTES DUE 2006

- Principal amount of series: $200,000,000
- Maturity date: January 15, 2006
- Interest payment dates: January 15 and July 15
- Record dates: January 1 and July 1
- Issuance date: January 19, 1996

6 3/4% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $200,000,000
- Maturity date: August 15, 2008
- Interest payment dates: February 15 and August 15
- Record dates: August 1 and February 1
- Issuance date: August 17, 2008

6 1/8% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $100,000,000
- Maturity date: October 15, 2008
- Interest payment dates: April 15 and October 15
- Record dates: April 1 and October 1
- Issuance date: October 18, 1993

6 1/2% SUBORDINATED NOTES DUE 2009

- Principal amount of series: $150,000,000
- Maturity date: January 15, 2009
- Interest payment dates: January 15 and July 15
- Record dates: January 1 and July 1
- Issuance date: January 24, 1994

SUBORDINATED MEDIUM-TERM NOTES, SERIES A

As of the date of this prospectus, $99,975,000 aggregate principal amount of Heritage Chase Subordinated Medium-Term Notes, Series A (the "Heritage Chase Subordinated Series A Notes") is issued and outstanding. In the table below we specify the following terms of those Heritage Chase Subordinated Series A Notes:

     - Issuance date;
     - Principal amount;

     - Maturity date; and
     - Interest rate.

The Heritage Chase Subordinated Series A Notes are not subject to a sinking fund and are not redeemable prior to their maturity.

                                             PRINCIPAL
              ISSUANCE DATE                   AMOUNT                              MATURITY DATE                 RATE
              -------------                 -----------                           -------------                 -----
February 13, 1992.........................  $71,675,000   ........  February 13, 1999.........................  8.65%
February 19, 1992.........................    4,800,000   ........  February 19, 1999.........................  8.76%
February 19, 1992.........................    6,000,000   ........  February 19, 1999.........................  8.77%
February 20, 1992.........................   10,000,000   ........  February 22, 1999.........................  8.81%
February 24, 1992.........................    7,500,000   ........  February 24, 1999.........................  9.00%

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $150,000,000 aggregate principal amount of Heritage Chase Subordinated Medium-Term Notes, Series B (the "Heritage Chase Subordinated Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Heritage Chase Subordinated Series B Notes:

     - Issuance date;
     - Principal amount;

     - Maturity date;
     - Interest rate and redemption dates, if any.

The Heritage Chase Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, the Heritage Chase Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                                  PRINCIPAL
         ISSUANCE DATE             AMOUNT                        MATURITY DATE                     RATE
         -------------           -----------                     -------------                     ----
July 23, 1992..................  $75,000,000 .........  July 23, 1999..................   7.58%
May 25, 1995...................   25,000,000 .........  May 15, 2010...................   7.625%; redeemable
                                                                                          semiannually on or
                                                                                          after May 15, 2000
July 19, 1995..................   25,000,000 .........  July 15, 2010..................   7.20%; redeemable
                                                                                          semiannually on or
                                                                                          after July 15, 2000
February 15, 1996..............   25,000,000 .........  February 15, 2011..............   6.60%; redeemable
                                                                                          semiannually on or
                                                                                          after February 15, 2000

PERMANENT GLOBAL HERITAGE CHASE DEBT SECURITIES

We issued certain series of the Heritage Chase Debt Securities in permanent global form. See "Permanent Global Debt Securities" below for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

We, the Bank and certain of our other subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Heritage Chase Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture, and Bankers Trust Company is also trustee under the Company Senior Indenture.

                               DESCRIPTION OF MHC
                            SUBORDINATED SECURITIES

In connection with the merger of Manufacturers Hanover Corporation with and into the Company, we assumed the obligations of Manufacturers Hanover Corporation with respect to certain subordinated debt securities (the "MHC Subordinated Securities"). The following summary of certain provisions of the MHC Subordinated Securities and the indenture under which they were issued (the "MHC Subordinated Indenture") is not complete. You should refer to the

MHC Subordinated Indenture, a copy of which is an exhibit to the registration statement.

GENERAL

We issued the MHC Subordinated Securities under an Indenture, dated as of June 1, 1985, as amended (the "MHC Subordinated Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee.

As noted above, because the Company is a holding company, claims of holders of the MHC Subordinated Securities will generally have a junior position to claims of creditors of our subsidiaries. See "Description of Company Debt
Securities -- General" above.

We issued the MHC Subordinated Securities in fully registered form without coupons. The MHC Subordinated Indenture does not restrict our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, the MHC Subordinated Indenture does not provide special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of the Company.

The MHC Subordinated Securities are direct, unsecured debt obligations of the Company. Payment of the principal of the MHC Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization. The MHC Subordinated Indenture does not restrict our ability to incur additional debt (including MHC Senior Indebtedness (as defined below)).

Subordination. The MHC Subordinated Securities are subordinated, by their terms, to Senior Indebtedness, and all of our other obligations (including Additional Senior Obligations) to our creditors, other than any obligation that is by its terms expressly stated to be not superior in right of payment to or to rank equally with or junior to the MHC Subordinated Securities (collectively, "MHC Senior Indebtedness").

Under the MHC Subordinated Indenture, no payment may be made on the MHC Subordinated Securities in the event:

- we have failed to make full payment of all amounts of principal (and premium, if any) and interest, if any, due on all MHC Senior Indebtedness; or

- there shall exist any event of default or any event which, with notice or lapse of time or both, would become an event of default on any MHC Senior Indebtedness.

In addition, upon our dissolution, winding-up, liquidation or reorganization we must pay in full amounts of principal (and premium, if any) and interest, if any, on all MHC Senior Indebtedness before we make any payment or distribution on the MHC Subordinated Securities.

Because of the subordination of the MHC Subordinated Securities, in the event of our insolvency, holders of MHC Senior Indebtedness may receive proportionately more, and holders of MHC Subordinated Securities may receive proportionately less, than our other creditors, including holders of Company Subordinated Securities.

Defaults and Waivers. The MHC Subordinated Indenture defines an event of default with respect to any series of MHC Subordinated Securities as:

          (1) default for 30 days in the payment of any installment of interest;

          (2) default in the payment, when due, of principal (or premium, if any);

          (3) default, for 60 days after written notice, in the observance or performance of any other covenants or agreements applicable to that series; and

          (4) certain events of insolvency, bankruptcy or reorganization.

In case certain events of insolvency with respect to the Company occur and are continuing with respect to any outstanding series of MHC Subordinated Securities designated as primary capital securities (including the 8 1/2% February 15, 1999 Notes referred to below), then the trustee or the holders of at least 25% in aggregate outstanding principal amount of that series may declare the principal of all MHC Subordinated Securities of that series to be due and payable immediately. However, the holders of not less than a majority in aggregate principal amount of the MHC Subordinated Securities of that series may annul the declaration and waive certain past defaults.

Holders of any series of MHC Subordinated Securities designated as primary capital may not accelerate the maturity of those MHC Subordinated Securities upon the occurrence of an event of default, other than upon certain events involving our insolvency, bankruptcy or reorganization.

The MHC Subordinated Indenture requires the trustee to, within 90 days after the occurrence of a default with respect to any series, give to the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. We are required to furnish to the trustee annually an officers' certificate to the effect that the Company is not in default under any provision of the MHC Subordinated Indenture.

Other than the duty of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders of the MHC Subordinated Securities, unless those holders have offered to the trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in principal amount of the MHC Subordinated Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the MHC Subordinated Securities of that series.

Modification of the MHC Subordinated Indenture. We and the trustee may modify the MHC Subordinated Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding MHC Subordinated Securities of all series to be affected (voting as one class). However, no such modification may without the consent of all the holders affected by the modification:

          (1) extend the fixed maturity of any MHC Subordinated Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or

          (2) reduce the above-stated percentage of holders required to modify or alter the MHC Subordinated Indenture.

SUBORDINATED CAPITAL NOTES DUE 1999

The only series of MHC Subordinated Securities outstanding as of the date of this prospectus is the 8 1/2% Subordinated Capital Notes Due 1999. We have specified certain terms of that series below.

- Principal amount of series: $150,000,000

- Maturity date: February 15, 1999

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Redemption: Not redeemable prior to stated maturity and not subject to a sink fund

- Issuance date: February 24, 1987

- Other Terms: We designated the securities of this series as primary capital securities upon issuance. At maturity, we will exchange this series for Capital Securities of the Company having a market value equal to the principal amount of the series, except to the extent that we elect to pay in cash the principal amount of the series, in whole or in part, from Designated Proceeds. We have Designated Proceeds sufficient to pay this series in cash at maturity.

INFORMATION CONCERNING THE TRUSTEE

We, the Bank and certain of our other subsidiaries maintain deposits with, and conduct other business transactions with, the IBJ Schroder Bank & Trust Company in the ordinary course of business.

                        PERMANENT GLOBAL DEBT SECURITIES

We have issued certain series of the Debt Securities as permanent global Debt Securities. We deposited each permanent global Debt Security with, or on behalf of, The Depository Trust Company, as depositary (the "Depositary"), or its nominee and registered it in the name of a nominee of the Depositary. Except under the limited circumstances described below, permanent global Debt Securities are not be exchangeable for definitive, certificated Debt Securities.

Only institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants may own beneficial interests in a permanent global Debt Security. The Depository will maintain records reflecting ownership of beneficial interests by participants in the permanent global

Debt Securities and transfers of those ownership interests. Participants will maintain records evidencing ownership of beneficial interests in the permanent global Debt Securities by persons that hold through those participants and transfers of those ownership interests within those participants. The Depositary has no knowledge of the actual beneficial owners of the Debt Securities. You will not receive written confirmation from the Depositary of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a permanent global Debt Security.

The Depositary has advised us that upon the issuance of a permanent global Debt Security and the deposit of that permanent global Debt Security with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that permanent global Debt Security to the accounts of its participants.

We will make payment of principal of, and interest on, Debt Securities represented by a permanent global Debt Security to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global Debt Security representing those Debt Securities. The Depositary has advised us that upon receipt of any payment of principal of, or interest on, a permanent global Debt Security, the Depositary will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global Debt Security, as shown in the records of the Depositary. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a permanent global Debt Security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of the Company, the trustees nor any other agent of the Company or the trustees will have any responsibility or liability for any aspect of the records of the Depositary, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global Debt Security or for maintaining, supervising or reviewing any of the records of the Depositary, any nominee or any participant relating to those beneficial interests.

A permanent global Debt Security is exchangeable for definitive Debt Securities registered in the name of a person other than the Depositary or its nominee only if:

          (a) the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global Debt Security or the Depositary ceases to be registered under the Securities Exchange Act of 1934;

          (b) we determine in our discretion that the permanent global Debt Security will be exchangeable for definitive Debt Securities in registered form; or

          (c) there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the Debt Securities.

Any permanent global Debt Security that is exchangeable as described in the preceding sentence will be exchangeable in whole for definitive, certificated Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global Debt Security, in denominations of $1,000 and integral multiples of $1,000. The registrar will register the definitive Debt Securities in the name or names instructed by the Depositary. We expect that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global Debt Security. We will make payment of any principal and interest on the definitive Debt Securities and will register transfers and exchanges of those definitive Debt Securities at the corporate trust office of the Bank in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the Debt Securities.

Except as provided above, as an owner of a beneficial interest in a permanent global Debt Security, you will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered a holder of Debt Securities for any purpose under the indentures. No permanent global Debt Security will be exchangeable except for another permanent global Debt Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, you must rely on the procedures of the Depository and the participant through which you own your interest to exercise any rights of a holder under the permanent global Debt Security or the applicable indenture.

We understand that, under existing industry practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in a permanent global Debt Security desires to take any action that a holder is entitled to take under the Debt Securities or the indentures, the Depositary would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

The Depositary has advised us that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

                          DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should also refer to our certificate of incorporation, including the certificates of designations pursuant to which the outstanding series of our preferred stock, par value $1 per share were issued. Our certificate of incorporation is filed as an exhibit to the registration statement. You should also refer to the applicable provisions of the Delaware General Corporation Law.

COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of common stock. At September 30, 1998, we had 881,549,790 shares of common stock issued (including 36,029,776 shares held in treasury) and had reserved approximately 142,309,159 shares of common stock for issuance under various employee or director incentive, compensation and option plans.

Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment (subject to the rights of holders of the preferred stock).

Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under the applicable certificates of designations and applicable law, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the common stock.

PREFERRED STOCK

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over the Company, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

OUTSTANDING PREFERRED STOCK. As of the date of this prospectus, we have six series of preferred stock issued and outstanding, as described in the table which follows:

                                  STATED VALUE AND                   OUTSTANDING AT    EARLIEST    RATE IN EFFECT AT
                                  REDEMPTION PRICE                   SEPTEMBER 30,    REDEMPTION     SEPTEMBER 30,
                                    PER SHARE(A)        SHARES            1998           DATE            1998
                                  ----------------   -------------   --------------   ----------   -----------------
                                                     (IN MILLIONS)   (IN MILLIONS)
Adjustable Rate, Series L
  Cumulative....................      $100.00             2.0             $200         6/30/1999         4.500%(b)
Adjustable Rate, Series N
  Cumulative....................        25.00             9.1              228         6/30/1999         4.505(b)
9.76% Cumulative................        25.00             4.0              100         9/30/1999          9.76
10.96% Cumulative...............        25.00             4.0              100         6/30/2000         10.96
10.84% Cumulative...............        25.00             8.0              200         6/30/2001         10.84
Fixed/Adjustable Rate
  Noncumulative.................        50.00             4.0              200         6/30/2003          4.96(c)

---------------
(a) Redemption price is price indicated in table, plus includes accrued but unpaid dividends, if any.
(b) Floating rates are based on certain U.S. Treasury rates. The minimum and maximum rates are 4.50% and 10.50%, respectively, for each of the Adjustable Rate, Series L Cumulative Preferred Stock and the Adjustable Rate, Series N Cumulative Preferred Stock.
(c) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on certain U.S. Treasury rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over the common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the board of directors, on each March 31, June 30, September 30 and December 31. Dividends on all the outstanding series of preferred stock, other than the Fixed/ Adjustable Rate Noncumulative Preferred Stock, are cumulative. If we fail to declare a dividend on the Fixed/Adjustable Rate Noncumulative Preferred Stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend periods.

We may not declare or pay any dividends on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends (and cumulative dividends still owing, if any) on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. If we do not pay in full the dividend on those equally-and senior-ranking series, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally- or senior-ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears.

Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, as an owner of preferred stock, you would be entitled to receive liquidating distributions in the amount set forth opposite your applicable series in the table above, plus accrued and unpaid dividends, if any, before we make any distribution of our assets to the holders of our common stock. Each of the outstanding series of preferred stock is redeemable at our option at a redemption price equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any. In addition, we may redeem the shares of the Fixed/Adjustable Rate Noncumulative Preferred Stock earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Voting Rights. If, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding cumulative preferred stock is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she shall have been elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series shall be equal to or greater than the equivalent of six quarterly dividends.

All series of the outstanding preferred stock other than the 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock provide that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

Those series of preferred stock also state that if the amendment does not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two thirds of the shares of the series of preferred stock adversely affected.

The 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock each provide as follows:

- the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of our certificate of incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

- the consent of the holders of at least two-thirds of the voting power of that series and each of the series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock into any additional class or series of stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

Miscellaneous. No series of outstanding preferred stock is convertible into shares of our common stock or other securities of the Company. No series of outstanding preferred stock is subject to preemptive rights.

Transfer Agent and Registrar. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the preferred stock and related depositary shares, if any. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meetings at which such holders will have the right to elect directors or to vote on any other matter.

PERMANENT GLOBAL PREFERRED SECURITIES

We have issued certain series of the preferred stock as permanent global securities deposited with the Depositary Trust Company as Depositary ("global preferred securities"). We have deposited each global preferred security with or on behalf of the Depositary or its nominee and registered it in the name of a nominee of the Depositary. Except under the limited circumstances described below, global preferred securities are not exchangeable for definitive certificated preferred stock.

Only institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants may own beneficial interests in a global preferred security. The Depositary will maintain records evidencing ownership of beneficial interests by participants in a global preferred security and transfers of those ownership interests. Participants will maintain records evidencing ownership of beneficial interests in a global preferred security by persons that hold through those participants and transfers of those ownership interests within those participants. The Depositary has no knowledge of the actual beneficial owners of the preferred stock. You will not receive written confirmation from the Depositary of your purchase, but we do expect you to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the participants through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive, certificated form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

The Depositary has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global preferred security to the accounts of its participants.

We will make payments on the preferred stock represented by a global preferred security to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global preferred security representing that preferred stock. The Depositary has advised us that upon receipt of any payment on a global preferred security, the Depositary will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that global preferred security, as shown in the records of the Depositary. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global preferred security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither we nor any of our agents will be responsible for any aspect of the records of the Depositary, any nominee or any participant relating to, or payments made on account of, beneficial

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interests in a global preferred security or for maintaining, supervising or reviewing any of the records of the Depositary, any nominee or any participant relating to those beneficial interests.

A global preferred security is exchangeable for definitive certificated preferred stock registered in the name of a person other than the Depositary or its nominee, only if:

          (a) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global preferred security or the Depositary ceases to be registered under the Securities Exchange Act of 1934; or

          (b) we determine in our discretion that the global preferred security will be exchangeable for certificated preferred stock.

Any global preferred security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive, certificated preferred stock registered by the registrar in the name or names instructed by the Depositary. We expect that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the global preferred security.

Except as provided above, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of certificates representing shares of preferred stock and will not be considered a holder of preferred stock. No global preferred security will be exchangeable except for another global preferred security to be registered in the name of the Depositary or its nominee. Accordingly, you must rely on the procedures of the Depositary and the participant through which you own your interest to exercise any rights of a holder of preferred stock.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder of preferred stock is entitled to take, the Depositary would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

                                    EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 1997 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

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